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                                                                   EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of AirTouch Communications, Inc. of our report dated March 13, 1995, on our audit of the consolidated financial statements and financial statement schedule of AirTouch Communications, Inc. for the year ended December 31, 1994, which report is included in AirTouch Communications, Inc.'s 1996 Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.

San Francisco, California
September 24, 1997